Exhibit 10.1
CERTAIN INFORMATION OF THIS DOCUMENT HAS BEEN REDACTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. INFORMATION THAT WAS OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***].”
SECOND AMENDMENT TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
This Second Amendment to the Amended and Restated Limited Liability Company Agreement (this “Amendment”) is being entered into, effective as of March 2, 2026, by and among Rio Grande LNG Intermediate Holdings, LLC, a Delaware limited liability company (the “Company”), Rio Grande LNG Intermediate Super Holdings, LLC, a Delaware limited liability company (the “NextDecade Member”), Global LNG North America Corp., a Delaware corporation (the “TTE Member”), GIP V Velocity Aggregator, L.P., a Delaware limited partnership (the “FI Member”), GIP V Velocity Acquisition Partners, L.P., a Delaware limited partnership (“GIP Acquisition Partners”), GIM Participation Velocity, L.P., a Delaware limited partnership (together with GIP Acquisition Partners, the “GIP FI Member Owner”), Devonshire Investment Pte. Ltd., a Singapore exempt private company (the “GIC FI Member Owner”), and MIC TI Holding Company 2 RSC Limited, an ADGM Restricted Scope Company (the “MIC FI Member Owner” and, together with the Company, the NextDecade Member, the TTE Member, the FI Member, the GIP FI Member Owner and the GIC FI Member Owner, the “Parties”). Capitalized terms used but not defined herein have the meanings given to them in the LLC Agreement (defined below).
WHEREAS, the Parties entered into that certain Amended and Restated Limited Liability Company Agreement of the Company, dated as of July 12, 2023, by and among the NextDecade Member, the TTE Member, the FI Member and the other parties thereto for the limited purposes set forth therein, as the same was amended by that certain (a) Consent and Waiver Letter re: ADNOC Investment, dated May 20, 2024 and (b) Amendment to Amended and Restated Limited Liability Company Agreement of the Company, dated as of August 8, 2025 (as amended, restated or otherwise modified in accordance with the terms therein, the “LLC Agreement”);
WHEREAS, pursuant to Section 16.2 of the LLC Agreement, the amendments of the LLC Agreement contemplated herein must be written and signed by (a) each Substantial Member, (b) each Class B Member holding a Class B Percentage equal to or greater than 12.5% (other than FI Member to the extent it is directly or indirectly owned by two or more FI Member Owners) and (c) to the extent it is directly or indirectly owned by two or more FI Member Owners, FI Member at the direction of each FI Member Owner holding an indirect Class B Percentage equal to or greater than 12.5% to be effective (such signatories, the “Requisite Signatories”); and

WHEREAS, the Parties hereto desire to amend the LLC Agreement as described below.

NOW, THEREFORE, in consideration of the premises set forth above and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

1.Amendments.
(i)The definition of “Available Loans” in Section 1.1 of the LLC Agreement is hereby amended and restated in its entirety as follows:
“Available Loans” has the meaning set forth in Section 3.9(b)(ii).
(ii)The definition of “D:E Ratio” in Section 1.1 of the LLC Agreement is hereby amended and restated in its entirety as follows:
“D:E Ratio” means, as of any date and giving pro forma effect to the drawings under the Construction Loans and the making of Equity Contributions on or in respect of such date, the ratio of (i) outstanding principal amounts of the Construction Loans plus the aggregate amount applied to fund the Notional Debt Amount in accordance with Section 3.9(b)(viii) to (ii) the Aggregate Funded Equity.
(iii)The definition of “FI Member Owner Binding Provisions” in Section 1.1 of the LLC Agreement is hereby amended and restated in its entirety as follows:
“FI Member Owner Binding Provisions” means the proviso to Section 2.12(j), Sections 3.10(f), 3.11, 3.12, 4.6, 11.2, 11.3, 11.4, 11.6, 12.1, 12.2, 12.3, 12.5 and 12.6 and Articles XIII, XV and XVI (excluding Section 16.18, but including, for the avoidance of doubt, Section 16.19 in respect of the guarantee of the obligations under Section 3.2(b)).
(iv)The definition of “Unavailable Loans” in Section 1.1 of the LLC Agreement is hereby amended and restated in its entirety as follows:
“Unavailable Loans” has the meaning set forth in Section 3.9(c).
(v)Section 1.1 of the LLC Agreement is hereby amended to add the following defined terms in alphabetical order:
    “Abandoned” has the meaning set forth in Section 3.12(b).
    “Accelerated Equity Amounts” means, collectively, the TTE Accelerated Equity Amount and any FIMO Accelerated Equity Amount.
    “Accelerated Equity Date” means the earlier of (i) the TTE Accelerated Equity Date and (ii) the FIMO Accelerated Equity Date.
    “Accelerated Funding Advance” has the meaning set forth in Section 3.12(c).
    “Accelerated Funding Debt” has the meaning set forth in Section 3.12(c).
    “Accelerating FI Member Owner” has the meaning set forth in Section 3.9(b).
    “Accelerating Holders” means, collectively, (i) the TTE Member, from and after the funding of the TTE Accelerated Equity Amount following the TTE Accelerated Equity Date, until such time as the Remaining TTE Accelerated Equity Amount has been reduced to $0.00 (at which point, TTE Member shall no longer be an Accelerating Holder), and (ii) any FI Member Owner, from and after the funding of its FIMO Accelerated Equity Amount following the applicable FIMO Accelerated Equity Date, until such time as the Remaining FIMO Accelerated Equity Amount of such FI Member Owner has been reduced to $0.00 (at which point, such FI Member Owner shall no longer be an Accelerating Holder).
    “FID” means the positive final investment decision to proceed with the Phase 1 Project, as evidenced solely and definitively by the disbursement of the initial drawing of the Indebtedness under the Financing Documents.
“FIMO Accelerated Equity Amount” has the meaning set forth in Section 3.9(b).
“FIMO Accelerated Equity Date” has the meaning set forth in Section 3.9(b).
    “Gross Funding Amount” has the meaning set forth in Section 3.9(b)(i).
    “Notional Debt Amount” has the meaning set forth in Section 3.9(b)(ii).

    “Notional Equity Amount” has the meaning set forth in Section 3.9(b)(iii).
    “Notional Equity Contribution Amount” has the meaning set forth in Section 3.12(b).
    “Notional P1 Funding Percentages” has the meaning set forth in Section 3.9(b)(v).
    “Rebalancing Event” has the meaning set forth in Section 3.12(a).
    “Rebalancing Event Date” has the meaning set forth in Section 3.12(a).
    “Rebalancing Notice” has the meaning set forth in Section 3.12(a).
    “Rebalancing Payment Default” has the meaning set forth in Section 13.7(a).
    “Rebalancing Payment Default Notice” has the meaning set forth in Section 13.7(a)(i).
    “Rebalancing Payment Defaulting Holder” has the meaning set forth in Section 13.7(a)(i).
    “Remaining Accelerated Equity Amounts” has the meaning set forth in Section 3.9(b)(iv).
    “Remaining Accelerated Funding Debt” has the meaning set forth in Section 13.7(b).
    “Remaining FIMO Accelerated Equity Amount” has the meaning set forth in Section 3.9(b)(iv).
    “Remaining TTE Accelerated Equity Amount” has the meaning set forth in Section 3.9(b)(iv).
    “Straddle Accelerating Holder” has the meaning set forth in Section 3.9(b)(vi).
    “TTE Accelerated Equity Amount” has the meaning set forth in Section 3.9(b).
    “TTE Accelerated Equity Date” has the meaning set forth in Section 3.9(b).
(vi)Section 3.2(b) of the LLC Agreement is hereby amended and restated in its entirety, to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the redline comparison of the LLC Agreement attached hereto as Exhibit A.
(vii)Section 3.9 of the LLC Agreement is hereby amended and restated in its entirety, to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the redline comparison of the LLC Agreement attached hereto as Exhibit B.
(viii)Article III of the LLC Agreement is hereby amended by adding a new Section 3.12 immediately after Section 3.11 of the LLC Agreement, which shall read as follows:
(ix)“Section 3.12        Rebalancing.

(a)Promptly following the earlier to occur of (x) the Project Completion Date, and (y) the Abandonment of the Phase 1 Project (but in any event within five Business Days after such occurrence) (each of the occurrences in (x) and (y), a “Rebalancing Event”), the Board shall calculate and deliver a written notice to all Members and FI Member Owners that specifies the following (the “Rebalancing Notice”): (i) the date of the relevant Rebalancing Event (the “Rebalancing Event Date”); (ii) the aggregate amount of direct or indirect Equity Contributions made by each Member and FI Member Owner (including, for the elimination of doubt, any direct or indirect Initial Contribution by such Member and FI Member Owner and any deemed Equity Contribution of Pre-Completion Revenues allocated to such Member or FI Member Owner in accordance with Section 3.3); (iii) the aggregate amount of direct or indirect Equity Contributions made by all Members and FI Member Owners (including, for the elimination of doubt, all direct or indirect Initial Contributions by the Members and FI Member Owners and all deemed Equity Contributions of Pre-Completion Revenues allocated to the Members and FI Member Owners in accordance with Section 3.3); (iv) the Notional Equity Contribution Amount of each Member and FI Member Owner; and (v) the Accelerated Funding Amount of each Member and FI Member Owner.
(b)For purposes hereof, “Abandoned” means Train Abandonment (as defined in the Definitions Agreement) and the derivate term “Abandonment” shall be construed accordingly, (ii) the “Notional Equity Contribution Amount” of each Member and FI Member Owner means an amount equal to the aggregate sum of (A) the aggregate amount of Equity Contributions made by all Members (including the FI Member) at FID multiplied by (x) with respect to all Members other than the FI Member, the Capital Percentage of such Member at FID and (y) with respect to the FI Member Owners, the Capital Percentage of the FI Member at FID multiplied by the Base Funding Percentage of such FI Member Owner at FID plus (B) the aggregate amount of Equity Contributions made (or deemed made) by all Members (including the FI Member) in accordance with this Agreement on each P1 JVCo Contribution Date occurring after FID and prior to the applicable Rebalancing Event multiplied by (x) with respect to all Members other than the FI Member, the Capital Percentage of such Member on such P1 JVCo Contribution Date and (y) with respect to the FI Member Owners, the Capital Percentage of the FI Member on such P1 JVCo Contribution Date multiplied by the Base Funding Percentage of such FI Member Owner on such P1 JVCo Contribution Date, and (iii) “Accelerated Funding Amount” means, with respect to each Member and FI Member Owner, the positive or negative amount (as applicable) yielded by subtracting (x) the Notional Equity Contribution Amount of such Member or FI Member Owner from (y) the aggregate amount of Equity Contributions made by such Member or FI Member Owner, as applicable (including, for the elimination of doubt, any direct or indirect Initial Contribution by such Member and FI Member Owner and any deemed Equity Contribution of Pre-Completion Revenues allocated to such Member or FI Member in accordance with Section 3.3); provided, that in no event shall the Accelerated Funding Amount of any Member or FI Member Owner exceed, in the case of a Member, the P1 Committed Amount of such Member or, in the case of an FI Member Owner, the P1 Committed Amount of the FI Member multiplied by the Base Funding Percentage of such FI Member Owner.
(c)If the Accelerated Funding Amount of a Member or FI Member Owner is negative, then the Accelerated Funding Amount of such Member or FI Member Owner shall be an “Accelerated Funding Debt” deemed owed by such Member or FI Member Owner. If the Accelerated Funding Amount of a Member or FI Member Owner is positive, then the Accelerated Funding Amount of such Member or FI Member Owner shall be an “Accelerated Funding Advance” deemed made by such Member or FI Member Owner.
(d)Each Member or FI Member Owner that owes Accelerated Funding Debt shall pay to each Member or FI Member Owner that made an Accelerated Funding Advance an amount equal to (x) the Accelerated Funding Debt owed by such Member or FI Member Owner multiplied by (y) the percentage yielded by dividing (I) the Accelerated Funding Advance of each such

Member or FI Member Owner that made an Accelerated Funding Advance by (II) the Accelerated Funding Advances of all such Members or FI Member Owners that made an Accelerated Funding Advance (provided, that, subject to any requisite consent required under this Agreement, the relevant parties may, upon mutual agreement, structure such payment as a contribution to and special distribution from the Company).
(e)Except as set forth in Section 13.7, as applicable, each of the Accelerated Funding Advances shall, from and after the Rebalancing Event Date, constitute an interest-free advance payable in cash on the tenth Business Day after receipt of the Rebalancing Notice delivered pursuant to Section 3.12(a). All such payments of Accelerated Funding Advances shall be made via wire transfer of immediately available funds to an account designated by the recipient thereof. The Accelerated Funding Advances shall be an unsecured general obligation of the applicable Member or FI Member Owner and the obligations in respect thereof shall be absolute and unconditional and payment of the principal amount thereof shall not be subject to any defense, counterclaim or right of offset (except as set forth in Section 3.12(f)).
(f)Each Member and FI Member Owner owing an Accelerated Funding Debt may set off such Member or FI Member Owner’s pro rata share of the principal amount of any Bridging Equity Loan or Covering Equity Loan owed by any Member or FI Member Owner to which an Accelerated Funding Advance is owed against the principal amount of such Accelerated Funding Debt. If any Member or FI Member Owner owes the NextDecade Member an Accelerated Funding Debt, then such Member or FI Member Owner may set off such Accelerated Funding Debt to the NextDecade Member to the extent specified under Section 5.11 of the FI Subscription Agreement or Section 5.10 of the TTE Subscription Agreement (as applicable).
(g)For the avoidance of doubt, (i) the obligations of the Members and FI Member Owners under this Section 3.12 shall be deemed “material” for purposes of Article XIII and (ii) unless expressly stated otherwise, any reference to “Member” in this Section 3.12 shall be deemed to exclude the FI Member (for so long as it is directly or indirectly owned by two or more FI Member Owners) to the extent that such reference would result in double-counting in respect of amounts allocable to the FI Member and FI Member Owners.”
(x)Section 13.2(d) of the LLC Agreement is hereby amended and restated in its entirety, to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the redline comparison of the LLC Agreement attached hereto as Exhibit C.
(xi)Section 13.5(a) of the LLC Agreement is hereby amended and restated in its entirety, to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the redline comparison of the LLC Agreement attached hereto as Exhibit D.
(xii)Article XIII of the LLC Agreement is hereby amended by adding a new Section 13.7 immediately after Section 13.6 of the LLC Agreement, which shall read as follows:
“Section 13.7        Rebalancing Payment Default.
(a)In addition to the rights and obligations contained in Section 13.2, if any Member or FI Member Owner shall have received notice of any Event of Default specified in Section 13.1(a)(vi) or Section 13.1(c)(vi) for breach of obligations under Section 3.12 (a “Rebalancing Payment Default”) from the Company or any other Person authorized to give a Default Notice under this Agreement then:

(i)without prejudice to the exercise of any other contractual rights held hereunder, any Non-Defaulting Holders may at any time request in writing, delivered to the Company, each Member and each FI Member Owner (a “Rebalancing Payment Default Notice”), that the Company, and the Company shall, take such action (including initiating any proceeding) and exercise any rights and remedies available under this Agreement, at law or in equity, to obtain payment by the Member or FI Member Owner that is alleged (or whose Affiliate is alleged) to have made a Rebalancing Payment Default (a “Rebalancing Payment Defaulting Holder”) of the Rebalancing Payment Default to the Member(s) or FI Member Owner(s) to which such Rebalancing Payment Defaulting Holder owes an Accelerated Funding Debt, along with all costs, fees and expenses (including documented, out-of-pocket attorney’s fees), in all cases without duplication of recovery after considering any amounts received pursuant to the execution of other remedies set forth in this Article XIII; and
(ii)if such Rebalancing Payment Default is not cured within 120 days following the Rebalancing Payment Default Notice, then, on any date thereafter, (A) the Rebalancing Payment Defaulting Holder (or FI Member in respect of an FI Member Owner that is a Rebalancing Payment Defaulting Holder) shall forfeit that number of Capital Units equal to (x) the amount of such Member’s or, if applicable, such FI Member Owner’s deemed Accelerated Funding Debt that remains unpaid as of such date divided by (y) $1.00, and (B) the Company may redeem all remaining Capital Units of the Rebalancing Payment Defaulting Holder (other than such Capital Units that are subject of Section 13.5(c), which shall be exchanged in accordance therewith immediately prior to such redemption of the Rebalancing Payment Defaulting Holder’s remaining Capital Units after such exchange) in exchange for a payment equal to (I)(x) the number of such remaining Capital Units multiplied by (y) the lower of (1) [***]% of Fair Market Value of each such Capital Unit and (2) $[***] per Capital Unit minus (II) the outstanding interest in respect of a deemed Defaulting Holder Loans (which shall be paid by the Company to the relevant deemed Curing Holder in cash on the date of such redemption, in satisfaction of such outstanding amount of interest). Notwithstanding anything to the contrary herein, a Rebalancing Payment Defaulting Holder shall not have any right to approve or consent to any amendment to this Agreement that is reasonably necessary to give effect to the foregoing.
(b)If a Rebalancing Payment Default is not cured within 15 Business Days following the Rebalancing Payment Default Notice, then each Member and, as applicable, FI Member Owner that made an Accelerated Funding Advance shall be deemed to have cured the Rebalancing Payment Default as Curing Holders in the amount equal to the Rebalancing Payment Defaulting Holder’s deemed Accelerated Funding Debt that remains outstanding as of such date (the “Remaining Accelerated Funding Debt”).
(c)The amount of such Remaining Accelerated Funding Debt shall be deemed a loan by the relevant Curing Holders to the Rebalancing Payment Defaulting Holder. Except in connection with the conversion of a Bridging Equity Loan in accordance with Section 13.4(e) or a Covering Equity Loan pursuant to Section 13.5(c), in no event shall the payment of a Cure Amount hereunder be treated as or deemed to be an Equity Contribution by the Curing Holder for purposes of Article IV or as a Member Loan from a Curing Holder to the Company.”
2.Effect of Amendment. Except as expressly provided in this Amendment, all of the terms and provisions of the LLC Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Company, the Members and the FI Member Owners. On and after the date hereof, each reference in the LLC Agreement to “this Agreement,” “the Agreement,” “hereof,” “herein” and “hereunder” and words of similar import, and each reference to the LLC Agreement in any other agreements or instruments executed and delivered pursuant to, or in connection with, the LLC Agreement, shall be deemed to be a reference to the LLC Agreement as amended by this Amendment.
3.Governing Law. This Amendment, and all claims or causes of action (whether in contract, tort or statute) that may be based on, arise out of or relate to this Amendment, or the negotiation, execution or performance of this Amendment, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule that would cause the application of the laws of any jurisdiction other than Delaware.
4.Counterparts; Electronic Signature. This Amendment may be signed by facsimile or by emailing a pdf file and may be signed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement, to the fullest extent permitted by law. The parties to this Amendment irrevocably and unreservedly agree that this Amendment may be executed by way of electronic signatures and that such Amendment, or any part thereof, shall not be challenged or denied any legal effect, validity or enforceability solely on the ground that it is in the form of an electronic record.
[Signature Pages Follow]

    IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) as of the date first above written.

RIO GRANDE LNG INTERMEDIATE HOLDINGS, LLC By: ___/s/ Vera de Gyarfas_____________ Name: Vera de Gyarfas Title: General Counsel and Secretary	GIP V VELOCITY ACQUISITION PARTNERS, L.P. By: GIP Velocity GP, LLC, its general partner By: ___/s/ Gregg Myers_________________ Name: Gregg Myers Title: Chief Financial Officer

RIO GRANDE LNG INTERMEDIATE SUPER HOLDINGS, LLC By: ___/s/ Vera de Gyarfas_____________ Name: Vera de Gyarfas Title: General Counsel and Secretary	GIM PARTICIPATION VELOCITY, L.P. By: GIP Velocity GP, LLC, its general partner By: ___/s/ Gregg Myers_________________ Name: Gregg Myers Title: Chief Financial Officer

GIP V VELOCITY AGGREGATOR, L.P. By: GIP Velocity GP, LLC, its general partner By: ___/s/ Gregg Myers________________ Name: Gregg Myers Title: Chief Financial Officer	DEVONSHIRE INVESTMENT PTE. LTD. By: ___/s/ Diego Canales_______________ Name: Diego Canales Title: Authorized Signatory

Signature Page to LLC Agreement Amendment

GLOBAL LNG NORTH AMERICA CORP. By: ____/s/Arnaud Lenail-Chouteau ______ Name: Arnaud Lenail-Chouteau Title: VP LNG Assets and Business Development

Signature Page to LLC Agreement Amendment

MIC TI HOLDING COMPANY 2 RSC LIMITED
By: __/s/ Saed Arrar________________________
Name:    Saed Arrar
Title:    Authorised Signatory
By: __/s/ Kevin Taylaur_____________________
Name:    Kevin Taylaur
Title:    Authorised Signatory

Signature Page to LLC Agreement Amendment

Exhibit A
Amendments to Section 3.2(b)
Section 3.2    Committed Contributions.
(b)    Subsequent Contributions. Subject to Section 3.1(b) and Section 3.1(c), following the initial contributions contemplated by Section 3.2(a), the Committed Members shall make Equity Contributions not to exceed the P1 Committed Amounts as follows:
(i)    On each P1 JVCo Contribution Installment Date occurring after the date hereof, (A) the Class A Member shall make an Equity Contribution in cash equal to the Class A Installment Contribution Amount as of such P1 JVCo Contribution Installment Date, and (B) each Committed Member (including the Class A Member) shall make an Equity Contribution in cash in an amount equal to its P1 Funding Percentage of an amount equal to (x) the Aggregate Equity Contribution as of such P1 JVCo Contribution Installment Date minus (y) the Class A Installment Contribution Amount to be funded on such P1 JVCo Contribution Installment Date in accordance with subpart (A) of this Section 3.2(b)(i).
(ii)    On each other P1 JVCo Contribution Date occurring prior to the Accelerated Equity Date, each Committed Member shall make an Equity Contribution in cash in an amount equal to its P1 Funding Percentage of the Aggregate Equity Contribution as of such P1 JVCo Contribution Date.
(iii)    On each P1 JVCo Contribution Date occurring on and after the Accelerated Equity Date, each Committed Member shall make Equity Contributions in accordance with Section 3.9 and Section 3.2(c).

Exhibit B
Amendments to Section 3.9
(a)    For the elimination of doubt, P1 JVCo Contribution Requests made in respect of the Committed Members’ respective P1 Committed Amounts shall be made commensurately and concurrently with Equity Contribution Requests (as defined in the Equity Contribution Agreement), which shall in each case be in an amount determined by the Board (subject to Section 3.2), and delivered to Holdings in accordance with the terms of the Equity Contribution Agreement; provided, that, ~~unless otherwise agreed as a Supermajority Matter, (x) to the extent that the Construction Loans are available to be drawn pursuant to and in accordance with the terms of the Financing Documents (as determined by the Board) (“Available Loans”)~~ (i) Section 3.9(b) shall apply prior to the application in full of the Remaining Accelerated Equity Amount and (ii) Section 3.9(c) shall apply thereafter.
(b)    On a date designated by (i) the TTE Member in its sole discretion in a written notice to the Company (such date designated by the TTE Member, the “TTE Accelerated Equity Date”), the TTE Member may contribute up to 100% of its P1 Remaining Committed Amount to the Company (the “TTE Accelerated Equity Amount”) and (ii) any FI Member Owner in its sole discretion in a written notice to the Company (such date designated by such FI Member Owner, a “FIMO Accelerated Equity Date”), such FI Member Owner may contribute up to 100% of such FI Member Owner’s FI P1 Remaining Committed Amount to the FI Member (each, a “FIMO Accelerated Equity Amount”), which FIMO Accelerated Equity Amount shall be automatically, without any further action by any Person, contributed by the FI Member to the Company. Promptly following (A) the TTE Accelerated Equity Date, the Company shall cause Holdings to deliver an ECS Reduction Certificate and updated ECS Allocation Schedule reflecting a reduction of the TTE Member’s equity credit support by the TTE Accelerated Equity Amount and (B) each FIMO Accelerated Equity Date, the Company shall cause Holdings to deliver an ECS Reduction Certificate and updated ECS Allocation Schedule reflecting a reduction of the applicable Accelerating FI Member Owner’s equity credit support by the corresponding FIMO Accelerated Equity Amount. Notwithstanding anything to the contrary herein, all Accelerated Equity Amounts shall be used solely to fund P1 Project Costs. On the Accelerated Equity Date and on each Equity Contribution Date thereafter prior to the Equity Contribution Date upon which the Remaining Accelerated Equity Amounts have been reduced to $0.00 in accordance with this Section 3.9(b), P1 JVCo Contribution Requests shall be made as follows:
(i)    the Board shall determine the amount that is required to enable RGLNG to pay any P1 Project Costs which are then due and payable or are reasonably anticipated to become due and payable prior to the next projected Equity Contribution Date (the “Gross Funding Amount”);
(ii)    the Board shall determine the amount of Construction Loans that are available to be drawn pursuant to and in accordance with the terms of the Financing Documents (as determined by the Board) to fund the Gross Funding Amount (the “Available Loans” and the quantum thereof the “Notional Debt Amount”);
(iii)    the Board shall subtract the Notional Debt Amount from the Gross Funding Amount to determine the “Notional Equity Amount”;
(iv)    the Board shall redetermine (A) the “Remaining TTE Accelerated Equity Amount” by subtracting the amount previously applied in accordance with this Section 3.9(b) from the Remaining TTE Accelerated Equity Amount and (B) with respect to any Accelerating FI Member Owner, the “Remaining FIMO Accelerated Equity Amount” of such Accelerating FI Member Owner by subtracting the amount previously applied in accordance with this Section 3.9(b) from the Remaining FIMO Accelerated Equity Amount of such Accelerating FI Member

Owner (the Remaining TTE Accelerated Equity Amount or Remaining FIMO Accelerated Equity Amount, when used with respect to the applicable Accelerating Holder, the “Remaining Accelerated Equity Amount” and, collectively, the “Remaining Accelerated Equity Amounts”);
(v)    the Board will determine the P1 Funding Percentage of each Committed Member (excluding any Accelerating Holder) and each Accelerating Holder (x) without giving effect to (A) the prior contribution of any Accelerated Equity Amount or (B) the application of Section 3.9(b)(viii) but (y) giving full effect to the application of the Accelerated Equity Amounts in accordance with Section 3.9(b)(vii) to be made on the applicable Equity Contribution Date and made on each prior Equity Contribution Date, as applicable, (respectively, the “Notional P1 Funding Percentages”) it being acknowledged and agreed that the Notional P1 Funding Percentages of the Committed Members shall be the same as the P1 Funding Percentages of the Committed Members as of immediately prior to the Accelerated Equity Date, assuming the funding of Equity Contributions by the Committed Members in accordance with Section 3.9(b)(vii) and Section 3.2(c);
(vi)    the Board will cause the Company to issue a P1 JVCo Contribution Request to the Committed Members (for the elimination of doubt, other than in respect of any Accelerating Holder to the extent such Accelerating Holder’s (A) P1 Remaining Committed Amount or FI P1 Remaining Committed Amount, as applicable, has been reduced to $0.00 or (B) Remaining Accelerated Equity Amount is sufficient to satisfy such Accelerating Holder’s Notional P1 Funding Percentage of the Notional Equity Amount (any such Accelerating Holder that is required to fund Equity Contributions pursuant to this clause (vi) by virtue of this clause (B), a “Straddle Accelerating Holder”)) for an amount equal to (x) the Committed Members’ respective Notional P1 Funding Percentages of the Notional Equity Amount (provided that, with respect to any Straddle Accelerating Holder, such amount in this clause (x) will be reduced by the amount of such Straddle Accelerating Holder’s Remaining Accelerated Equity Amount) plus (y) if the Remaining Accelerated Equity Amount of any Accelerating Holder is less than the product of (1) the Notional Equity Amount multiplied by (2) such Accelerating Holder’s Notional P1 Funding Percentage, then such shortfall amount described in this clause (y), allocated to the Committed Members pro rata based on their Notional P1 Funding Percentages (it being understood that no such shortfall shall arise on the account of any Straddle Accelerating Holder);
(vii)    each of (A) the Equity Contributions received from the Committed Members (for the elimination of doubt, other than any Accelerating Holder that is not a Straddle Accelerating Holder) pursuant to the P1 JVCo Contribution Requests and (B) with respect to any Accelerating Holder, such portion of the Remaining Accelerated Equity Amount equal to (x) the Notional Equity Amount multiplied by (y) such Accelerating Holder’s Notional P1 Funding Percentage (provided that, with respect to any Accelerating Holder, the amount in this clause (B) shall in no event exceed such Accelerating Holder’s Remaining Accelerated Equity Amount), will be applied to fund the Notional Equity Amount;
(viii)    the Remaining Accelerated Equity Amounts of the Accelerating Holders will be applied, pro rata in accordance with the amount of their respective Remaining Accelerated Equity Amounts, to fund the Notional Debt Amount (or such portion thereof that equals the Remaining Accelerated Equity Amount after giving effect to Section 3.9(b)(vii)); and
(ix)    the Board will cause the drawing of Available Loans to fund any portion of the Notional Debt Amount not funded in accordance with Section 3.9(b)(vii) and Section 3.9(b)(viii).
For illustrative purposes only, (x) if the Remaining TTE Accelerated Equity Amount is $40,000,000, the Remaining FIMO Accelerated Equity Amount of the GIP FI Member Owner is $80,000,000 (and no FI

Member Owner other than the GIP FI Member Owner is an Accelerating FI Member Owner), the Gross Funding Amount is $100,000,000, there are $75,000,000 of Available Loans, and all Committed Members have theretofore funded their Equity Contributions in full as required by this Agreement (resulting in Notional P1 Funding Percentages of approximately 82.17% for the FI Member and 17.83% for the TTE Member), then (A) the Notional Equity Amount would be $25,000,000, (B) the Notional Debt Amount would be $75,000,000, (C) the Board would cause the Company to issue a P1 JVCo Contribution Request to the FI Member in respect of the FI P1 Remaining Committed Amounts of the GIC FI Member Owner and MIC FI Member Owner for $5,397,500 (i.e., $25,000,000 * 21.59%) pursuant to Section 3.9(b)(vi), (D) the Board would direct the Company to cause the proceeds from each of (1) the honoring of such P1 JVCo Contribution Request, (2) $4,457,985 (i.e., $25,000,000 * 17.83%) of the Remaining TTE Accelerated Equity Amount and (3) $15,145,000 (i.e., $25,000,000 * 60.58%) of the Remaining FIMO Accelerated Equity Amount of the GIP FI Member Owner, to be applied in accordance with Section 3.9(b)(vii), (E) the Board would direct the Company to cause a portion of each of (1) the Remaining TTE Accelerated Equity Amount of $35,542,015 (i.e., (I) $40,000,000 minus (II) the $4,457,985 applied in accordance with Section 3.9(b)(vii), to be applied in accordance with Section 3.9(b)(viii)) and (2) the Remaining FIMO Accelerated Equity Amount of the GIP FI Member Owner of $64,855,000 (i.e., (I) $80,000,000 minus (II) the $15,145,000 applied in accordance with Section 3.9(b)(vii), to be applied in accordance with Section 3.9(b)(viii)), such that, on a pro rata basis, $26,551,099.40 of the Remaining TTE Accelerated Equity Amount is applied in accordance with Section 3.9(b)(viii), and $48,448,900.60 of the Remaining FIMO Accelerated Equity Amount is applied in accordance with Section 3.9(b)(viii), and (F) no Available Loans would be drawn to cause the aggregate amount drawn as Equity Contributions and Available Loans plus the Remaining Accelerated Equity Amount to equal $100,000,000; and (y) if the Remaining TTE Accelerated Equity Amount is $2,000,000 and TTE Member’s P1 Remaining Committed Amount is $100,0000,000, no FI Member Owner is an Accelerating FI Member Owner, the Gross Funding Amount is $100,000,000, there are $75,000,000 of Available Loans, and all Committed Members have theretofore funded their Equity Contributions in full as required by this Agreement (resulting in Notional P1 Funding Percentages of approximately 82.17% for the FI Member and 17.83% for the TTE Member), then (A) the Notional Equity Amount would be $25,000,000, (B) the Notional Debt Amount would be $75,000,000, (C) the Board would cause the Company to issue (x) a P1 JVCo Contribution Request to the FI Member for $20,542,500 (i.e., $25,000,000 * 82.17%) pursuant to Section 3.9(b)(vi), and (y) a P1 JVCo Contribution Request to the TTE Member as a Straddle Accelerating Holder for $2,457,500 of its P1 Remaining Committed Amount pursuant to Section 3.9(b)(vi), (D) the Board would cause the proceeds from the honoring of such P1 JVCo Contribution Requests and an amount equal to the entirety of the Remaining TTE Accelerated Equity Amount of $2,000,000 to be applied in accordance with Section 3.9(b)(vii), (which, together with TTE Member’s funding under its respective P1 JVCo Contribution Request under subclause (y) of the foregoing clause (C), satisfies in full TTE Member’s respective Notional P1 Funding Percentage of the Notional Equity Amount, for a total of $4,457,500 (i.e., $25,000,000 * 17.83%)), (E) no amounts would be applied to the Notional Debt Amount in accordance with Section 3.9(b)(viii), as a result of the Remaining TTE Accelerated Equity Amount having been reduced to $0.00, and (F) Available Loans of $75,000,000 would be drawn to cause the aggregate amount drawn as Equity Contributions and Available Loans plus the Remaining TTE Accelerated Equity Amount to equal $100,000,000.
(c)     On and after the date that all Remaining Accelerated Equity Amounts are reduced to $0.00, unless otherwise agreed as a Supermajority Matter, (x) to the extent of Available Loans and unless the Board has determined that it is not in the Company’s best interest to draw on such Available Loans (Available Loans subject to such a determination, the “Unavailable Loans”), no Equity Contribution Requests shall be made prior to the time that the D:E Ratio first equals 75:25, (y) from and after the time that the D:E Ratio first equals 75:25 until the Equity Funding Adjustment Date and for so long as the Construction Loans constitute Available Loans and do not constitute Unavailable Loans, Equity Contribution Requests will request equity contributions in an aggregate amount that is no greater than the amount necessary to satisfy the pro rata funding requirements under the Financing Documents, based on the Committed Members’ respective P1

Funding Percentage, taking into account any Construction Loan borrowing being made substantially concurrently with such equity contributions, and (z) at all times after the Equity Funding Adjustment Date or on any P1 JVCo Contribution Date that the Construction Loans are not Available Loans, Equity Contribution Requests will request equity contributions in ~~the~~ an aggregate amount that is required to enable RGLNG to pay any P1 Project Costs which are then due and payable or are reasonably anticipated to become due and payable prior to the next projected Equity Contribution Date. All , based on the Committed Members’ respective P1 Funding Percentage.
(d)    Except as set forth in Section 3.9(b) or Section 3.9(c), all other requests for Equity Contributions shall, if authorized to be made pursuant to the express terms of this Agreement, be made upon the request of the Board in accordance with this Agreement (including at the direction of a Member in accordance with Section 10.4(d)), and no Member shall otherwise have the right to make P1 JVCo Contribution Requests hereunder. No Member shall have any right to make Equity Contributions to the Company other than as expressly provided in this Agreement.

Exhibit C
Amendments to Section 13.2(d)
Section 13.2    Consequences of Events of Default.
(d)    If the Defaulting Holder disputes in good faith the occurrence of an Event of Default (other than an Event of Default described in Section 13(a)(vii), Section 13.1(b) or Section 13.1(c)(vii), it being understood that the occurrence of an Event of Default described in Section 13.1(a)(vii), Section 13.1(b) or Section 13.1(c)(vii) cannot be disputed in good faith pursuant to this Section 13.2(d)), for so long as the Defaulting Holder diligently pursues a final determination as to the occurrence of an Event of Default, including, if necessary, by the prompt final determination of such dispute by the arbitration tribunal in accordance with Section 16.6, the consequences set forth in Section 13.2(b) and Section 13.7, as applicable, shall not apply; provided, upon final determination of such dispute that an Event of Default occurred, or if at any point the Defaulting Holder delays or otherwise fails to diligently pursue a final determination, the consequences set forth in Section 13.2(b) and Section 13.7, as applicable, shall apply.

Exhibit D
Amendments to Section 13.5(a)
Section 13.5    Covering Equity Loans.
(a)    Any loan extended by Curing Holders to a Payment Defaulting Holder in accordance with Section 13.3(c) after the date that their respective P1 Remaining Committed Amounts or FI P1 Remaining Committed Amounts, as applicable, are reduced to $0.00, any loan deemed extended by Curing Holders to a Rebalancing Payment Defaulting Holder in accordance with Section 13.7(c), and any Bridging Equity Loan that is converted in accordance with Section 13.4(d) shall constitute a “Covering Equity Loan”. Covering Equity Loans shall bear interest at the Default Rate until repaid.